UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K/A

                                  CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  February 1, 2005
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                                   Date of Report
                         (Date of Earliest Event Reported)

                                    DAHUA INC.
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                (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                    (State or Other Jurisdiction of Incorporation)

              000-49852                                  04-3616479
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      (Commission File Number)               (IRS Employer Identification No.)

               19th Floor, Building C, Tianchuangshiyuan, Huizhongbeili,
                    Chaoyang District, Beijing, China, 100012
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             (Address of Principal Executive Offices, including ZIP Code)

                              (8610) 6480-1527
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                Registrant's Telephone Number, including Area Code

                            Norton Industries Corp.
                80 Wall Street, Suite 818, New York, NY 10005
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











Item 1.01   Entry Into a Material Definitive Agreement


The information called for by this Item 1.01 is incorporated herein by reference to Item 2.01 of this report.



Item 2.01   Completion of Acquisition or Disposition of Assets

On January 30, 2005, Comp Hotel International Ltd. and Waywood Investment Ltd. ("Selling Stockholders"), who were collectively owned 100% of capital stock of Norton Industries Corp. (the "Registrant" or the "Company"), entered into a Share Exchange Agreement with Bauer Invest Inc., a British Virgin Islands corporation ("Bauer"), pursuant to which the Selling Stockholders sold all outstanding capital shares, or 5,000,000 shares of common stock of the Registrant, owned by Selling Shareholders, to Bauer for cancellation in exchange for $100,000 in cash and five percent (5%) of the capital shares issued and outstanding after the acquisition ("Post-Acquisition Shares"). This transaction was accounted for as a reverse acquisition, as the post acquisition owners and control persons of Dahua are substantially the same as the pre-acquisition owners and control persons of Bauer and the $100,000 paid to purchase and cancel the previous shares was treated as an adjustment to paid-in capital.

Concurrently to effectuate the reverse acquisition, the Company issued 19,000,000 shares of its common shares to 108 shareholders of Bauer in exchange for 100% of shares in Bauer on a pro rata basis, i.e. the number of shares received by each shareholder is proportionate to the number of shares he/she had originally owned in Bauer. All shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended. Following the transaction, on February 7, 2005, the name of the Company was changed to Dahua Inc.

Prior to the acquisition, the Company was a blank check company seeking to complete a merger or business acquisition, and had virtually conducted no business. Bauer is a holding company, which conducts its business through its 80% owned subsidiary Beijing Dahua Real Estate Development, Ltd., an operating company organized in the People's Republic of China ("Dahua Real Estate"). As a result of the reverse acquisition, Bauer became our wholly owned subsidiary, and the shareholders of Bauer became our controlling shareholders. This transaction was accounted for as a recapitalization, rather than a business combination. Under accounting principles generally accepted in the United States of America, after completion of this transaction, the Company files prior historical financial information of Bauer and its subsidiaries for the years prior to the acquisition on a stand-alone basis. The continuing operations of the Company will reflect the consolidated operations of Dahua and its subsidiaries.

Bauer was incorporated on December 10, 2003, under the laws of the British Virgin Islands. On May 25, 2004, the shareholders of Dahua Project Management Group Co. Ltd. ("Dahua Group") transferred to Bauer 80% of the capital stock of Dahua Real Estate in exchange for all the capital stock of Bauer. Dahua Group is a Beijing Municipal Government licensed construction project supervising business entity in Beijing, China. This transaction was accounted for as a recapitalization of Dahua Real Estate, rather than a business combination. Before the stock transfer, the shareholders of Dahua Group owned 80% of capital stock of Dahua Real Estate, and Beijing Dahua Bidding Agency owned the remaining 20%. Beijing Dahua Bidding Agency is a Chinese corporation servicing construction companies in biddings for major construction projects. After the transfer, the shareholders of Bauer replaced the shareholders of Dahua Group as holder of 80% of the capital stock of Dahua Real Estate, while Beijing Dahua Bidding Agency still owns the remaining 20%. Both Bauer and Dahua Group were owned by the same group of shareholders in the same proportions prior to the acquisition by Norton.

Prior to the acquisition, other than owning 80% of Dahua Real Estate's capital stock, Bauer had no operations. Dahua Real Estate was incorporated in China on September 24, 2001, to engage in the development, construction, and sale of luxury single-family housing units. Both Norton and Bauer were non-operating shell companies and incurred minimal costs to acquire Bauer or Dahua Real Estate, and therefore there was no need for adjustments for any costs incurred by Norton or Bauer to be "pushed down" in the accounts of Norton, Bauer or Dahua Real Estate. Dahua Real Estate did not incur any other costs which were required to be "pushed down" for the completion of the transaction.

The promoters, control persons and affiliates of Bauer Invest, Inc. and Dahua Real Estate are Mr. Yonglin Du and Dahua Group. Prior to the acquisition, a group of shareholders owned 100% of Dahua Group, and the same group of the shareholders owned 100% of Bauer in the same shareholding proportion as they owned Dahua Group. At present, the same group of shareholders own 95% of Dahua Inc. Yonglin Du, our CEO and President, also acts as president of Dahua Group and Bauer. In 2000, Mr. Du founded Dahua Group and has since been its Chairman of the Board of Directors and Chief Executive Officer.

The Company has not been involved in any bankruptcy, receivership or similar proceedings.



                          DESCRIPTION OF BUSINESS


Bauer Invest, Inc., through its 80% owned subsidiary Beijing Dahua Real Estate Development Ltd. ("Dahua Real Estate"), engages in the business of development, construction and sale of luxury single-family homes in the northern suburb of Beijing, China.

Development Projects
--------------------

In July 2003, Dahua Real Estate began to develop its first real estate project. The project is called the first phase of Dahua Garden (the "First Phase"), which consists of 76 luxury residential housing units, all of which are single houses ranging from approximately 2,000 to 5,000 square feet, each with 3-4 bedrooms with built-in closets and adjacent bathrooms, an open eat-in kitchen, a family room, a living room, and an attic solarium for indoor sun bathing. Those homes are within reasonable driving distances from Beijing metropolitan areas. The project is located at the northern skirt of Beijing, China. The property being developed sits on a hot spring, spewing 10,000 cubic meters per day providing every house with hot spring water for baths. The water temperature at the mouth of the hot spring is over 60 degrees centigrade. The surplus hot spring water is discharged into the surrounding creeks and ponds, making them unfrozen all year round.

The average sales price is around 1,000 yuan (approximately $125) per square foot. The price does not include interior finishing, light fixtures, plumbing and appliances, which are custom tailored to suit individual tastes and preferences of the buyer from a menu of options. The average cost for interior finishing is approximately 200 yuan (approximately $25) per square foot. The interior finishing can be done by outside contractors of the buyer's choice.

The First Phase is constructed on land licensed from the government of China for a period of 70 years, which expires on April 27, 2073. The granting of land use licenses is a common practice in China as all land is government -owned, and, at present, no option to purchase land has ever been granted. Pursuant to the laws of China, all land belongs to the government. Regardless of whether real estate is purchased or sold for residential or business purposes, the purchaser will receive the ownership license and a permit to only use the land, as opposed to owning the land. Upon transfer of title of the units to the owners, we will not have any interest in such units or licensed land.

The project began in July 2003 and the main construction was completed in December 2004. We are currently finishing up plumbing, wiring and landscaping, which is expected to be completed by the end of December 2005.

We are currently in the process of applying with Beijing municipal and Changping district government agencies for the requisite licenses, permits, and approvals in order to start our Second Phase of Dahua Garden, which will include 250 units of luxury single-family houses located in Changping District, Beijing, China, on an approximately 267,000 square-meter site with a community clubhouse, creeks, ponds, and professionally manicured gardens and landscape. Each will be 3,000 to 5,000 square feet in size to be sold for 4.5 to 6 million yuan, or approximately $550,000 to $720,000. We will serve as the sole developer of the project, including construction and sales. As of February 1, 2005, no such licenses, permits or approvals have been obtained. The Second Phase will not be contingent upon our successful completion of the First Phase.

Home Construction
-----------------

We act as the general contractor for our residential home developments and hire subcontractors for all construction activities. The use of subcontractors enables us to reduce our investment in direct labor costs, equipment and facilities. We generally price our housing only after we have entered into construction contracts with subcontractors, an approach which improves our ability to estimate costs accurately.

As the general contractor, we select our subcontractors for construction through a competitive bidding process. In addition to the bid price, our criteria include the bidders' experience, reputation, recommendations and references from other developers. The construction prices are capped and cover all materials and labor needed to complete the construction under the construction contract. The bid-winning subcontractor will make advance payments for all materials and labor. We make payments to the subcontractors over time upon completion and acceptance of certain phases of construction according to agreed-upon milestones specified in the construction contract.

Our competitive bidding process includes the following steps: (1) Bid invitation registration, (2) Bid invitation announcement, (3) Bid submission, (4) Pre-screening of bidders' qualifications, (5) Purchase of bid document package by the pre-qualified bidders, (6) Opening bids, (7) Assessment of bids, (8) Selection and determination of the winning bidder, (9) Notice of award, and (10) Execution of the construction contract.

To assure quality, construction has been monitored by Beijing Aocheng Construction Management Ltd. ("Aocheng") and by construction quality control authorities under the Changping District government. Aocheng is not a related party. We entered into an agreement with Aocheng on September 24, 2003. The agreement covered a period from October 15, 2003 to June 20, 2004. The total management fee was 333,860 yuan, or approximately $40,000, paid in four installments: (1) 10% within 10 days after the management company staff enters the construction site; (2) 60% within one week after the roof of the main building structure is completed; (3) 25% within 14 days after examination and acceptance of construction; and (4) 5% on the first anniversary of acceptance of construction. After contract expires, according to Chinese law, the company in charge of quality control of a construction product bears life-long responsibility for the quality of such construction. Thus, Aocheng shall remain responsible for quality assurance of our construction.

As the general contractor, we are responsible for all planning, scheduling and budgeting operations. There is an on-site superintendent who oversees the subcontractors. We supervise the construction of our project, coordinate the activities of subcontractors and suppliers, subject their work to quality and cost controls and assure compliance with zoning and building codes.

Subcontractors typically are retained on a project-by-project basis to complete construction at a fixed price. Agreements with our subcontractors are generally entered into after competitive bidding on an individual basis. We generally obtain information from prospective subcontractors and suppliers with respect to their financial conditions and abilities to perform under their agreements prior to commencement of a formal bidding process. The services performed for us by subcontractors are generally readily available from a number of qualified subcontractors.

We use, to the extent feasible, standardized materials in our commercial construction and homebuilding operations in order to permit efficiencies in construction and material purchasing that can result in higher margins. Our subcontractors generally negotiate the purchase of major raw material components such as concrete, lumber and structural steel. They are responsible for what they purchase and for what they pay for. Raw materials used in our operations are generally readily available from a number of sources but prices of such raw materials may fluctuate due to various factors, including supply and demand.

As the general contractor, we are not subject to any bonding and/or insurance requirements under Chinese law and common practice in housing construction. We may suffer heavy or total losses in the event of fire, earthquake or other disasters.

As of February 1, 2005, we did not encounter any problems that would affect the delivery date of our First Phase units, nor did we experience a significant increase in prices of materials.

The First Phase is subject to government inspections prior to transfer of title to buyers. The purpose of the inspection is to ensure that real estate developers adhere to government standards of quality and safety.

Other Government regulations that we must adhere to are:

   o Any structures being constructed must be for residential and commercial use;

   o   All structures must be within certain dimensions;

   o Public infrastructures must be in place, such as electrical and telephone poles, underground pipe systems;

   o There must be various safety access routes in case of emergencies such as fire or earthquake;

   o   Construction must not violate environmental laws in effect; and

   o   Compliance with certain infrastructure standards.

As of February 1, 2005, we had not violated any of the above-noted regulations.

We typically obtain all necessary development approvals, complete a satisfactory environmental assessment of the site, secure any necessary financing and complete other due diligence deemed appropriate by us prior to becoming obligated to commence the construction.

Acquisition of Land-Use Rights
------------------------------

The residential home development process in China generally consists of three phases: (1) acquisition of land-use rights; (2) land development and construction; and (3) sale. The development cycles vary depending on the extent of the government approvals required, the size of the development, necessary site preparation, weather conditions and marketing results.

The whole development process for our First Phase is set forth below.

The date enclosed in the parenthesis following each step indicates the date on which such approval was granted.

    1. Signing of a land use rights transfer agreement with the owner of such rights, i.e. Lutuan Village Committee of Beiqijia County, Changping District, Beijing. Said agreement was then submitted to the Beiqijia County Government for approval (September 25, 2001).

    2. Preparation of a Proposal of the First Phase of Dahua Low Density Residential Development Subdivision, which, after approval by Beiqijia County Government and Changping District Government, was submitted to the Development and Reconstruction Commission of Beijing Municipal Government for approval
(2001).

    3. Approval of the Proposal by the Development and Reconstruction Commission of Beijing Municipal Government after consultation with Beijing Construction Commission and Planning Commission (June 12, 2002).

    4. Submission of the Proposal by the Land Resources Bureau of Changping District to Beijing National Land Resources Bureau to apply for changing the nature of the proposed construction site from collective-owned land to state-owned land (November 8, 2002).

    5. Signing of a 'Land Use Rights Transfer Agreement' with Beijing National Land Resources Bureau and Beijing Housing Administration, making payment of land use fee, and obtaining the "National Land Use Permit" (October 20, 2003).

    6. Submission of a detailed development plan to Beijing Planning Commission to obtain "Development Planning Permit" and "Development Construction Permit" (September 4, 2003 and September 28, 2003).

    7. Upon issuance of the four Permits as set forth above, submission of an application to Beijing National Land Resource Bureau and Beijing Housing Administration for the "Residential Housing Pre-sale Permit"(November 2003 and June 2, 2004).

The above-mentioned Permits are needed for all real estate development projects in Beijing. Upon issuance of the "Residential Housing Pre-sales Permit", we may begin to sell housing units to the public. After signing a purchase agreement with the buyer, the agreement is recorded at the National Land Resource Bureau and Housing Administration of Changping District, Beijing.

Sales and Marketing
-------------------

Our sales and marketing activities are conducted principally through our sales employees. They are paid by base salary, plus sales commission, which is 0.3% of gross sales. We have no single customer that will account for any substantial portion of our sales revenues.

Our residential homes are targeted toward buyers who desire high quality property with many attractive features on which to build luxury homes for use as their primary residences, vacation retreats, retirement residences, or investments. Our target buyers include upper and middle class Chinese citizens and foreign nationals working in Beijing and the surrounding area, such as Shanxi and Hebei provinces, ranging from 30 to 60 years of age, including private entrepreneurs, senior executives, technology elites, college professors and self-employed professionals. The foreign nationals are expatriates of foreign companies based in China. Our strategy for remaining competitive in this market involves building on our reputation of offering quality homes; using our own sales offices and personnel; and offering properties with many appealing features, such as trails, water access, creeks, and attractive views.

We sell our homes through our sales representatives who typically work from sales offices located in the model homes at the development site. Sales representatives assist potential buyers by providing them with basic floor plans, price information, development and construction timetables, preview of model homes and the selection of options. Our sales representatives are trained by us and generally have had prior experience selling new homes in the local market. We also market our homes for sale through direct mailing to an identified population of prospective buyers and, to a lesser extent, through other media, including newspapers, television and radio advertising, airplane advertising, product tie-ins, billboards and other signage. For the nine months ended September 30, 2004, and for the year ended December 31, 2003, our advertising expenses were $63,992 and $28,665, respectively.

Homes are sometimes sold prior to or during construction using sales contracts which are accompanied by cash deposits. After receiving the Residential Housing Pre-sale Permit issued by the government, we, the developer, are permitted by government authorities to sell the residential units to be built to the public, which is common practice in China. Upon execution of a binding purchase contract between the developer and the buyer, a deposit, ranging from 10% to 20% of the sales price, is required to be made to the developer, which we use to construct our residential units. As of September 30, 2004, the balance of our customer deposits was $3,749,038.

Our sales are made pursuant to a standard sales contract. Subject to particular contract provisions, we generally permit purchasers to cancel their contractual obligations in the event mortgage approvals are unobtainable within a specified period of time and under certain other circumstances, including rescission rights which may be given under local law. We believe that our cancellation rate is consistent with that generally experienced at other similar home developments, which is approximately 5.5%. As of February 1, 2005, we have no contracts that have been cancelled.

Although we believe that our cancellation rate is consistent with that generally experienced at other similar home developments, which stands at 5.5%, the possibility of clients, even though they have put down a certain amount of deposit, turn out choosing not to purchase our housing units creates an uncertainty and risk to our results of operations.

To assist in the marketing of our homes and to limit our liability for certain construction defects, we sell our homes subject to a limited warranty that is provided by our subcontractors. We don't provide any kind of warranty to homebuyers. Our subcontractors are responsible for the cost to repair major structural defects, roofing, internal walls, heating, tiling problems, if any, for a certain period of time, from one to five years. The foregoing repair costs are limited by our subcontractors' policy to the repair, replacement or payment of the reasonable cost of repair or replacement of such warranted items not to exceed an aggregate amount equal to the final sales price of the home covered by the warranty. Once all homes have been constructed and sold, we do not have any post-sale obligations.

Home Buyer Financing and Deed Application
-----------------------------------------

We do not provide financing to prospective homebuyers. Approximately 25% of home buyers in China currently use their savings or funds from their relatives to pay for the houses they buy. We are permitted to sell our homes before they are built. It usually takes 18 to 24 months from ground breaking to completion, within which the homebuyers make installment payments to the developer. At the time of completion and delivery, the purchase price will have been paid in full. After viewing the model units, the potential buyer usually leaves 30,000 yuan, or $3,750, refundable deposit, upon receipt of which we will hold the unit for that buyer. The potential buyer may withdraw the commitment within two weeks and receive a full refund of said deposit. The parties may also enter into a binding contract, and the buyer is required to make a 10% to 20% down payment at the time of signing. Thereafter, the buyer makes installment payments every 2 to 3 months until the purchase price is paid in full. The actual payment terms vary on a case-by-case basis depending on negotiations.

The majority of homebuyers in China need to finance their homes with mortgage loans from banks. To facilitate their mortgage application, most developers in China, including us, are involved in the buyers' mortgage application process. We first initiate negotiations with two banks to obtain a blanket lending commitment which covers all potential buyers for the homes to be built by us. If a potential buyer needs financing, we conduct a preliminary screening of the buyer's creditworthiness. Then we forward the mortgage applications to the banks for further processing, which usually takes 30 to 60 days. Upon approval of the mortgage extended to each buyer by the banks, the loan proceeds are transferred directly to our bank account, rather than the buyer's. We have not, and will not receive any finder's fees or referral fees from the banks.

It is customary in China that developers may, depending on the type of property, use up to 95% of the loan proceeds so obtained to meet their working capital needs. The banks require that 5% to 20% of the proceeds be set aside. On our balance sheets, such loan proceeds are treated as customer deposits. We have not taken any measure to safeguard customer deposits because currently Chinese law does not require that such deposits be placed in an escrow or trust account for safeguarding purpose.

The life of a mortgage loan in China can be up to 30 years. Because our Dahua Garden project is considered luxury housing, the maximum life of mortgage loans is 20 years. The mortgage rates, which are flexible in nature, are dictated by the Chinese central government based on prime commercial lending rates from time to time. Due to competition among lending institutions, mortgage rates can be adjusted downward by up to 10%. The mortgage rates currently range from 5.51% to 6.12%, which are applied to primary residence and second home, respectively.

Unlike the United States, deeds for newly-built homes in China are applied for by the developer with the government, which owns the land. Upon issuance of the deeds, the developer distributes the deeds to individual homeowners. In order to obtain government approval of deeds, the developer must have obtained all requisite permits and licenses and paid all fees and taxes. Before the actual issuance of deeds, the ownership of the real property remains with the developer even if the homes have already been sold. Generally, the developer will wait until all homes are completed to apply for the deeds in a blanket application, which takes approximately 40 to 60 days. Before the issuance of deeds, the title to the homes legally remains with the developer.

Regulation
----------

Real estate development is a highly regulated industry in China, and we are subject to extensive local, district, municipal and national rules and regulations regarding permitting, zoning, subdivision, utilities and water quality. Regulation is carried on by municipal, district, and national authorities, of which the municipal and district governments have the greatest regulatory impact. The City of Beijing, in which we operate, has been adopting increasingly restrictive regulations associated with development activities, including the adoption of more restrictive ordinances, greater emphasis on land use planning, pressure to increase the number of low density residential developments, and heightened public concern aimed at limiting development as a means to control growth. Such regulation may delay development of our properties and result in higher developmental and administrative costs.

To engage in the business of real estate development and sale of residential units in Beijing, China, certain government approval is required. We have obtained all necessary licenses and permits, which include (i) State-Owned Land Using License issued by Beijing Land Resources and Residential Housing Management Bureau; (ii) Constructive Lands Planning License issued by Beijing Planning Committee; (iii) Constructive Project Construction License issued by Beijing Construction Committee; (iv) Constructive Project Planning License issued by Beijing Planning Committee; and (v) Commercial Residential House Pre-Sales License issued by Beijing Land Resources Bureau and Building Management Bureau.

As of February 1, 2005, we were in material compliance with these laws and regulations.

Environmental Matters
---------------------

We are subject to China's national and local environmental protection laws. These laws could hold us liable for the costs of removal and remedy of certain hazardous substances or wastes released on our property regardless of whether we were responsible for the presence of hazardous substances. The presence of hazardous substances, or the failure to properly remedy them, may have a material adverse effect on our results of operations and financial condition. As of February 1, 2005, we were not aware of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with our property and operations. To date, we have not incurred any costs in complying with environmental laws and regulations. We believe that we are in material compliance with these laws and regulations.

Patents and Trademarks
----------------------

We do not own any patents or trademarks.

Product Research and Development
--------------------------------

To date we have not conducted any product research and development. We do not plan to conduct any product research and development activities in the next twelve months.

Employees
---------

As of February 1, 2005, we had 20 employees. We expect that there will be no significant changes in the number of employees in the coming twelve months. None of our employees is represented by trade unions. We consider our employee relations to be satisfactory.



            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


The discussion in this report on Form 8-K contains forward-looking statements. Such statements are based upon beliefs of management, as well as assumptions made by and information currently available to management of the Company as of the date of this report. These forward-looking statements can be identified by their use of such verbs as "expect", "anticipate", "believe" or similar verbs or conjugations of such verbs. If any of these assumptions prove incorrect or should unanticipated circumstances arise, the actual results of the Company could materially differ from those anticipated by such forward-looking statements.

Overview
--------

We, through our subsidiary Beijing Dahua Real Estate Development Ltd., are engaged in the business of development, construction and sale of luxury residential single-family homes in Beijing, China. In July 2003, we began to develop our first real estate project, Dahua Garden (the "First Phase"), which consists of 76 luxury residential units, all of which are single-family houses ranging from approximately 2,000 to 5,000 square feet, each with 3-4 bedrooms. The construction site is located at the northern skirt of Beijing, China. The project began in July 2003 and the main construction was largely completed in December 2004.

Plan of Operations
------------------

For the next 12 months, we plan to do the following:

(1) We plan to continue to complete the First Phase of Dahua Garden. The project began in July 2003 and the main construction was completed in December 2004. We are currently finishing up plumbing, wiring and landscaping, which is expected to be completed by the end of December 2005. There is no significant amount of budget required.

(2) After receiving the Residential Housing Pre-sale Permit issued by the government, we are permitted to sell the residential units to be built to the public, which is common practice in China. As of February 1, 2005, we had pre-sold 18 units, which were reserved with clients' deposits, out of the 76 housing units. For the next 12 months, we will continue to sell the remaining units to the public. At present, we don't know when they can be sold, although we expect that they can be sold out by the end of December 2006. There is no significant amount of budget required.

(3) We are currently applying with Beijing municipal and Changping district government agencies for the requisite licenses, permits, and approvals in order to start the Second Phase of Dahua Garden, which will include 250 units of luxury single-family houses located in Changping District, Beijing, China, on an approximately 267,000 square-meter site with a community clubhouse, creeks, ponds, and professionally manicured gardens and landscape. Each will be 3,000 to 5,000 square feet in size to be sold for 4.5 to 6 million yuan, or approximately $550,000 to $720,000. We will serve as the sole developer of the project, including construction and sales. The Second Phase is not contingent upon our successful completion of the First Phase. As of February 1, 2005, we had not received any of above-mentioned licenses, permits, and approvals.

(4) After we obtain all necessary permits and approvals, we plan to begin our construction of 250 units of luxury single-family homes. We plan to begin our Second Phase of Dahua Garden in the middle of 2007. The construction will take up to 18 to 20 months to complete, and we expect to commence sales in the end of 2008. It is estimated that approximately $60.5 million is needed to complete the project.

Results of Operations
---------------------

For the Nine-Month Period Ended September 30, 2004
--------------------------------------------------

Revenue

We started our first construction project on development of real estate luxury residential single-family homes in July 2003. As of September 30, 2004, the construction had not completed, no housing units have been delivered to clients, and therefore, no revenue was recognized for the nine months ended September 30, 2004.

Operating Expenses

For the nine months ended September 30, 2004, our operating expenses, consisting of selling, general and administrative expenses, were $270,021, of which, $87,121, or 32.2%, were payroll expenses, and $63,992, or 23.6%, was advertising expenses, and $118,908, or 44.0%, were other general and administrative expenses, such as utilities ($23,167), legal fees ($18,138), ans various taxes ($17,570).

Net Loss

For the nine-month period ended September 30, 2004, our net loss was $219,886.

For the Year 2003 and for the Period from September 24, 2001 (Inception) Through
--------------------------------------------------------------------------------
December 31, 2002
-----------------

Revenue

We started our first construction project on development of real estate luxury residential single-family homes in July 2003. As of December 31, 2003, the construction had not completed, no housing units have been delivered to clients, and therefore, no revenue was recognized for the year ended December 31, 2003 and for the period from September 24, 2001 (inception) through December 31, 2002, respectively.

Operating Expenses

For the year ended December 31, 2003, our operating expenses were $167,169 as compared to $169,953 for the period from September 24, 2001 (inception) through December 31, 2002, a decrease of $2,784, or 1.6%. The slight increase in operating expenses was primarily due to substantially increased advertising expenses, which increased from $266 for the period ended December 31, 2002 to $28,665 for the year ended December 31, 2003. The Company's payroll expense was also greatly increased, from $17,934 for the period from September 24, 2001 (inception) to December 31, 2002 to $58,193 for the year ended December 31, 2002. However, the increase in advertising and payroll expenses was largely offset by decrease in meals, travel and other general and administrative expenses. Our other general and administrative expenses decreased by $55,885, or 77.0%, from $72,562 for the period from September 24, 2001 (inception) to December 31, 2002 to $16,677 for the year ended December 31, 2003.

Net Loss

For the year ended December 31, 2003, we had a net loss of $138,625, as compared with a net loss of $135,827 for the period from September 24, 2001 (inception) to December 31, 2002.

Liquidity and Capital Resources

Since inception, our operations have been primarily funded by equity capital, unsecured short-term loans from Dahua Project Management Group ("Dahua Group"), our affiliate, and customer deposits that we received from our pre-sale of housing units.

After receiving the Residential Housing Pre-sale Permit issued by the government, we are permitted to sell the residential units to be built to the public, which is common practice in China. Upon execution of a binding purchase contract between the developer and a homebuyer, a deposit and installment payments are required to be made to the developer, which we use to construct our residential housing units. As of September 30, 2004, our customer deposit balance was $3,749,038.

We also borrow from time to time based on a verbal line of credit agreement from Dahua Group, our affiliate. The funds borrowed are unsecured and there is no upper limit on the amount of money that we can borrow as long as there are funds available and we need it for our operations. The money we borrow under this arrangement bears interest at an annual rate of 6%, repayable within 30 days upon demand by the lender. As of September 30, 2004, the short-term loans due to related parties had a balance of $3,845,326, and accrued interest of $98,161.

As of September 30, 2004, we had cash and cash equivalents balance of $570,932. For the nine months ended September 30, 2004, our operating activities provided $562,343 of net cash, largely due to increase in customer deposits of $3,683,742, and offset by increase in inventory of $2,665,057, and accounts payable of $183,313. During the nine-month period ended September 30, 2004, our investing activities provided $20,663, which included $22,848 in payments received on loans receivable, offset by $2,185 used for the purchase of property and equipment. For the same period, the financing activities used net cash of $116,773, for payments on loans payable-related party.

The main construction of our First Phase of Dahua Garden was completed in December 2004. We are currently finishing up plumbing, wiring and landscaping. There is no significant amount of budget required. We are currently applying with Beijing municipal and Changping district governmental agencies for all the requisite licenses, permits, and approvals to start our Second Phase of Dahua Garden. It is estimated that approximately $60.5 million is needed to complete the Second Phase. In addition to customer deposits, and short-term loans (line of credit) from Dahua Group, the proceeds generated from sale of the First Phase will also be used to finance the Second Phase development. There are no material commitments for capital expenditures.

While there can be no assurance that we will have sufficient funds over the next twelve months, we believe that funds generated from the sale of our First Phase of Dahua Garden housing units, purchaser deposits from pre-sale contracts, and the line of credit provided by our affiliate, Dahua Group, will be adequate to meet our anticipated operating expenses, capital expenditure and debt obligations for at least the next twelve months. Nevertheless, our continuing operating and investing activities may require us to obtain additional sources of financing. In that case, we may seek financing from institutional investors, banks, or other sources of financing. There can be no assurance that any necessary additional financing will be available to us on commercially reasonable terms, if at all.

Off-Balance Sheet Arrangements
------------------------------

We entered into an agreement with two banks that extended mortgage loans to our home buyers, where we agree to provide a certain limited guarantee, which covers the risk before the conveyance of title upon closing. Upon initiating the loan on behalf of the buyer for the down payment, the Bank has withheld a percentage ranging from 5% to 20% of the loan and deposited such funds into a segregated account in each bank. At September 30, 2004, there was no balance of this separate account.

Critical Accounting Policies and Estimates
------------------------------------------

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, which are based on our historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe that revenue recognition is one of our more significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition
-------------------

The Company recognizes revenue on the sale of a house when the consummation of a sale is evidenced by: 1) a contractual arrangement that is binding to both parties; 2) the exchange of all consideration (i.e. the seller has transferred to the buyer the usual risks and rewards of ownership and the buyer has made payment in full to the seller); 3) the arrangement of all permanent financing for which the seller is responsible and; 4) the performance of all conditions precedent to closing. No revenue is recognized when the Company's receivable is subject to future subordination, as is the case when the Company guarantees a bank loan for the period prior to the certification of title transfer.

Inventory Valuation and Related Prepaid Construction Costs
----------------------------------------------------------

The inventories are valued at cost based on the level of completion. No provision for potential obsolete inventory has been made. Prepaid construction costs consist of payment to our subcontractors before they provide us services. Prepaid construction costs were converted into inventory when the subcontractors finished their work.

At each balance sheet date, we review the carrying amounts of our tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the greater of net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

If the recoverable amount of an asset (or cash-generating units) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized as an expense immediately.



                              RISK FACTORS

Please consider carefully the following risk factors and all other information contained in this report. The risks and uncertainties described below are risks that the Company currently believes to be material, but they are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair its business operations. Any of the following risks could harm the Company's business, operating results and financial condition. This report contains forward-looking statements that involve known and unknown risks and uncertainties. These statements relate to the Company's plans, objectives, expectations and intentions. The Company's actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include those discussed below and elsewhere in this report.

                       Risks Related to Our Business
                       -----------------------------

WE LACK AN OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR FUTURE SUCCESS OR FAILURE CAN BE MADE.

Bauer Invest Inc. is a holding company, which conducts its business through its 80% owned subsidiary Beijing Dahua Real Estate Development, Ltd., a private company operating in the People's Republic of China ("Dahua Real Estate"). Dahua Real Estate was incorporated on September 24, 2001, to engage in the development and sale of luxury single-family houses in Beijing, China. The acquisition of Bauer was accounted for as a recapitalization, rather than a business combination. Accordingly, the historical operations of Bauer and its subsidiaries were represented as our historical operations. Our limited operating history makes it difficult for you to evaluate our business and future prospects.

WE HAVE INCURRED LOSSES IN THE PAST. IF THE LOSSES CONTINUE, WE MAY HAVE TO SUSPEND OUR OPERATIONS OR CEASE CARRYING ON BUSINESS.

While we had net loss of $219,886 and $138,625 for the nine months ended September 30, 2004 and for the year ended December 31, 2003, respectively, we had accumulated deficit of $494,338 as of September 30, 2004. We are a development stage company, and we may incur additional losses. There is no assurance that our operations will become profitable. Failure to generate revenue will cause us to go out of business and could cause you to lose all or a substantial part of your investment.

WE WILL NEED ADDITIONAL FINANCING TO CARRY OUT OUR SECOND PHASE PROJECT. IF WE ARE UNABLE TO OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO DELAY THE IMPLEMENTATION OF OUR SECOND PHASE PROJECT, AND OUR ABILITY TO INCREASE REVENUE WILL BE MATERIALLY IMPAIRED.

Since inception, we have been dependent on short-term loans and customer deposits to meet our cash requirements. As of September 30, 2004 we had not completed the construction of our First Phase of Dahua Garden project consisting of 76 luxury single-family houses. Currently we are also applying with Beijing municipal and Changping district governmental agencies for all the requisite licenses, permits, and approvals to start our Second Phase of Dahua Garden. To date we have not received any licenses, permits or approvals from governmental authorities to commence our Second Phase construction. It is estimated that we need approximately $60.5 million in order to complete our Second Phase project. We intend to use (i) our proceeds from sales of our First Phase housing units,
(ii) customer deposits from our pre-sale of the housing units in the Second Phase, and (iii) short-term borrowings from Dahua Group, our affiliate, to finance our Second Phase of Dahua Garden. At present we do not have any arrangements for additional financing. If we are unable to obtain additional financing on terms acceptable to us, we may have to delay or curtail our Second Phase project, and our ability to increase revenue will be materially impaired.

IF WE RAISE ADDITIONAL CAPITAL THE VALUE OF YOUR INVESTMENT MAY DECREASE.

If we need to raise additional capital to implement or continue operations, we will likely issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders.

WE NEED PERMITS, LICENSES OR APPROVALS FROM GOVERNMENT AUTHORITIES TO BEGIN OUR CONSTRUCTION OF THE SECOND PHASE PROJECT. IF WE FAIL TO OBTAIN ALL REQUIRED LICENSES, PERMITS, OR APPROVALS, WE MAY HAVE TO CEASE OUR OPERATIONS.

Before we can develop a property, we must obtain a variety of approvals from local and municipal governments with respect to such matters as zoning, density, subdivision, traffic considerations, site-planning and environmental issues. Although there are currently no unfavorable rulings that would have a significant adverse effect on the development of our proposed Second Phase of Dahua Garden, there is no assurance that we will be able to obtain all required licenses, permits, or approvals from government authorities. If we fail to obtain all required licenses, permits, or approvals, we may have to cease our operations.

WE ACT AS GENERAL CONTRACTOR ON OUR CONSTRUCTION PROJECTS, AND IF ANY OF OUR SUBCONTRACTORS SHOULD FAIL TO COMPLETE THEIR JOBS ON TIME, OUR BUSINESS COULD BE DISRUPTED.

We act as general contractor on our construction projects. We hire unaffiliated subcontractors to do work for us. In the event that any of our subcontractors should fail to complete their jobs on time, our business could be disrupted, which will have an adverse effect on our results of operation and our financial condition.

WE ARE VULNERABLE TO CONCENTRATION RISKS BECAUSE OUR OPERATIONS ARE EXCLUSIVELY IN THE BEIJING, CHINA MARKET.

We operate our business in Beijing, China. All of our revenues will be derived from the sale of our luxury single-family houses in Beijing, China. Although some of our customers are from the neighboring areas in Beijing, we may not be able to generate adequate revenue if local business conditions in Beijing change adversely. These changes may include business downsizing, industry slowdowns, local oversupply or reduction in demand for real estate properties, and changes in local governmental policies. Operating exclusively in Beijing exposes us to greater economic risks than if we operated in several geographic regions. Any adverse changes in business conditions in Beijing, China, could adversely impact our financial condition, results of operations and cash flow.

WE DEPEND ON KEY PERSONNEL FOR THE SUCCESS OF OUR BUSINESS. OUR BUSINESS MAY BE SEVERELY DISRUPTED IF WE LOSE THE SERVICES OF OUR CEO OR FAIL TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL PERSONNEL HAVING EXPERIENCE IN BUSINESS.

Our success is heavily dependent upon the continued service of Yonglin Du, our chief executive officer. Mr. Du has valuable personal relationships with government agencies and executive officers in the industry. A good personal relationship is sometimes crucial for doing business in China. If Mr. Du is unable or unwilling to continue in his position, we may not be able to easily replace him. Loss of his services could delay our applications for construction permit and land acquisition, and our business may be severely disrupted. We do not maintain key-man insurance on the life of Mr. Du. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

OUR OFFICERS AND DIRECTORS ARE SUBJECT TO CONFLICTS OF INTEREST, AND THERE IS A RISK THAT THEY MAY PLACE THEIR INTERESTS AHEAD OF YOURS.

We believe that our officers and directors will be subject to conflicts of interest. The conflicts arise from their relationships with our affiliate. Yonglin Du, our chief executive officer, also serves as president and a director of Dahua Project Management Group Co. Ltd. ("Dahua Group"), a Beijing Municipal Government licensed construction project supervising business entity. Hua Meng, our chief financial officer, and Qinna Zeng, our corporate secretary, are also employed by Dahua Group. They may have conflicts of interest in allocating time, services, and functions between us and Dahua Group, in which any of them are or may become involved. Mr. Du anticipates devoting a minimum of twenty to thirty-two hours per week of his business hours, and each of Ms. Meng and Ms. Zeng fifteen to twenty hours of their business hours to our business activities. If and when the business operations increase and a more extensive time commitment is needed, they are prepared to devote more time to our affairs, in the event that becomes necessary.

To ensure that potential conflicts of interest are avoided or declared to us and to comply with the requirements of the Sarbanes-Oxley Act of 2002, our Board of Directors, on January 30, 2005, adopted a Code of Business Conduct and Ethics, among other things, to reduce potential conflicts of interest. Conflicts of interest must, to the extent possible, be avoided, and any material transaction or relationship involving a potential conflict of interest must be reviewed and approved in advance by a majority of the board of directors, or, if required by law, a majority of disinterested stockholders. No personal loans will be made to executive officers and directors.

All our transactions with affiliates have been and will be made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Our policy is to require that a majority of board members approve all transactions between us and our officers, directors, principal stockholders and their affiliates.

WE HAVE NOT CARRIED PROPERTY OR CASUALTY INSURANCE. ANY BUSINESS DISRUPTION, LITIGATION OR NATURAL DISASTER MIGHT RESULT IN SUBSTANTIAL COSTS AND DIVERSION OF RESOURCES.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Any business property loss, natural disaster or litigation might result in substantial costs and diversion of resources.

OUR QUARTERLY OPERATING RESULTS, REVENUES AND EXPENSES MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

Our operating results, revenues and expenses may fluctuate significantly from quarter to quarter due to a variety of factors including:

    o    The timing, size and execution of sales contracts and home deliveries;

    o    Lengthy and unpredictable sales cycles;

    o    Changes in our operating expenses; and

    o    Fluctuations in general economic conditions.

We believe that period-to-period comparisons of our results of operations are not a good indication of future performance. It is possible that our operating results will be below your expectations. In that event, the trading price of our common stock may fall.

MANY OF OUR COMPETITORS ARE SIGNIFICANTLY LARGER THAN WE ARE, AND THEY HAVE GREATER FINANCIAL RESOURCES AND HAVE MORE EXPERIENCED MANAGERS THAN WE DO.

We are a small company and have little market share in our target market. The market of residential housing development in Beijing, China, is highly competitive. We compete with numerous entities, many of which are significantly larger than we are, and have greater financial resources and have more experienced managers than we do. As a result, they may be able to respond more quickly to new or emerging house plans or construction materials and changes in customer demands or to devote greater resources to the development, promotion and sale of their products or services than we can. If we cannot compete effectively, we may never become profitable. Although no one of our competitors currently dominates or significantly influences the market, they could adversely affect us.

THE RESIDENTIAL REAL ESTATE DEVELOPMENT INDUSTRY IS A HIGH RISK INDUSTRY. IF MARKET CONDITIONS CHANGE DRAMATICALLY UNFAVORABLY TO US, WE MAY GO OUT OF BUSINESS.

The real estate development industry in general, and the residential luxury real estate development industry in particular, is a high risk industry, subject to changes in general economic conditions, fluctuating interest rates, and changing demand for the types of developments being considered. Volatility in local and regional land use demands, as well as changing supply and demand for the specific uses for which the real property is being developed, are also factors in assessing the relative risks of the business. The demand for residential real estate development is particularly sensitive to changing interest rates and shifting demographics. Both of these factors affecting the demand for residential housing are highly unpredictable over both the short-and long-term. If market conditions change dramatically and unfavorably to us, we may go out of business.

                  Risks Related to Doing Business in China
                  ----------------------------------------

POLITICAL AND ECONOMIC POLICIES IN CHINA COULD AFFECT OUR BUSINESS IN UNPREDICTABLE WAYS.

Substantially all of our assets are located in China and substantially all of our revenues are expected to derive from our operations in China. Therefore, our results of operations and prospects are subject, to a significant degree, to economic and political developments in China. The economy of China differs from the economies of most developed countries in many respects, including:

    o    The extent of government involvement;
    o    Level of development; and
    o    Allocation of resources.

The economy of China has been in transition from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces and the reduction of state ownership of productive assets, a substantial portion of productive assets in China is still owned by the Chinese government, which continues to play a significant role in regulating China's economic development, setting monetary policy and providing preferential treatment to particular industries or companies. Political and economic policies in China could affect our business in unpredictable ways. If there are any unfavorable changes in government policies, such as government control over capital expenditures, changes in monetary policy, or changes in planning and zoning policy, we may experience delays or other problems in obtaining government permits or licenses to start or complete our projects.

OUR ASSETS, OFFICERS AND DIRECTORS ARE LOCATED OUTSIDE OF THE U.S. IT IS DIFFICULT TO EFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON US AND OUR OFFICERS AND DIRECTORS.

Our assets, officers and directors are located in China. As a result, it may be difficult to effect service of process within the United States and enforce judgment of the US courts obtained against us and our executive officers and directors. Particularly, our shareholders may not able to:

    o Effect service of process within the United States on us or any of our executive officers and directors;

    o Enforce judgments obtained in U.S. courts against us based upon the civil liability provisions of the U.S. federal securities laws;

    o Enforce, in a court in China, judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws; and

    o Bring an original action in a court in China to enforce liabilities against us or any of our executive officers and directors based upon the U.S. federal securities laws.

GOVERNMENT CONTROL OF CURRENCY CONVERSION MAY AFFECT OUR ABILITY TO PAY DIVIDENDS DECLARED, IF ANY, IN FOREIGN CURRENCIES.

It is expected that a substantial portion of our revenues, if any, will be in "yuan", the national currency of China, which is currently not a freely convertible currency. A portion of our revenues may have to be converted into US dollars to make payment of dividends declared, if any, in respect of our common shares. Under China's existing foreign exchange regulations, we will be able to pay dividends in foreign currencies without prior approval from the State Administration of Foreign Exchange of China by complying with certain procedural requirements. However, the Chinese government may take measures at its discretion in the future to restrict access to foreign currencies if foreign currencies become scarce in China. We may not be able to pay dividends in foreign currencies to our shareholders if the Chinese government restricts access to foreign currencies for current account transactions.

FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN THE CHINESE CURRENCY AND THE UNITED STATES DOLLAR MAY BRING DOWN OUR OPERATING INCOME.

The functional currency of our operations in China is "Yuan." Results of our operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Although the exchange rate for Yuan to US dollars has relatively been stable, exchange rate fluctuations, if any, could bring down our operating income and lower our stock price. We have no current plans to undertake any hedging activity to minimize exchange rate fluctuations.

               Risks Related to Investment in Our Securities
               ---------------------------------------------

THERE IS NOT NOW AND THERE MAY NEVER BE A PUBLIC MARKET FOR OUR COMMON STOCK SHARES, WHICH MAY MAKE IT DIFFICULT FOR SHAREHOLDERS TO SELL SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of our registration statement on Form SB-2, which we plan to file with the SEC shortly. However, there is no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR COMMON STOCK IS DEEMED A PENNY STOCK. AS A RESULT, TRADING OF OUR SHARES IS SUBJECT TO SPECIAL REQUIREMENTS THAT COULD IMPEDE OUR SHAREHOLDERS' ABILITY TO RESELL THEIR SHARES.

The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934 (the "Exchange Act"). The shares will remain penny stock for the foreseeable future. As defined in Rule 3a51-1 of the Exchange Act, penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Exchange Act require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 of the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

    o Obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

    o Reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has significant knowledge and experience to be reasonably capable of evaluating the risks of penny stock transactions;

    o Provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and

    o Receive a signed and dated copy of such statement from such investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

Compliance with these requirements may make it more difficult for investors in our common stock to resell the shares to third parties or to otherwise dispose of them.



                            DESCRIPTION OF PROPERTY


We do not own any real estate properties other than the residential units we develop for sale. Our executive offices are located in an office complex of approximately 2,000 square feet at 19th Floor, Building C, Tianchuangshiyuan, Huizhongbeili, Chaoyang District, Beijing, China, 100012. This office space is provided by Beijing Guohong Dahua Economic Research Center, a member of the Dahua Group. We have contracted with Beijing Guohong Dahua Economic Research Center to provide administrative and management services. Included in those services are the payment of officer salaries and provision of office space and other shared costs and services. We believe that these facilities are adequate for our current and anticipated needs.

Investment Policies
-------------------

At present we have no established policy with respect to investments on real estate or interests in real estate. However, we intend that substantially all of our investments will be residential luxurious single-family houses. The purpose of such investments will primarily be generating sales revenues. There are no limitations on the percentage of assets which may be invested in any one investment or type of investment. Our Board of Directors may set such policy without a vote of our shareholders. We will not invest in real estate mortgages, and we will not invest in securities of or interests in real estate investment trusts, partnership interests, or other persons primarily engaged in real estate activities.

We do not plan to limit the geographical area in which we may invest, but we expect that all of our investments will be made in metropolitan Beijing, China. We have no current plans to form a joint venture or other arrangements with third parties to engage in real estate development.

We may finance our investments through both public and private secured and unsecured debt offerings, as well as public and private placements of our equity securities. The equity securities may include both common and preferred equity issues. There are currently no restrictions on the amount of debt that we may incur. Since inception, our operating activities have been mainly financed by equity capital, an unsecured line of credit provided by Dahua Group, our affiliate, and purchaser deposits received from our pre-sale of the First Phase units of Dahua Garden.

Description of Real Estate and Operating Data
---------------------------------------------

Our only real estate project currently being developed is the First Phase of Dahua Garden, which is located in the northern suburban areas of Beijing, China, approximately 20 kilometers from the downtown of Beijing. It consists of 76 luxurious residential units, each ranging from 2,000 to 5,000 square feet in size with 3 to 4 bedrooms. The residential units are constructed on a piece of land of approximately 30 acres. The construction of all of the units has been completed and they are being sold to the public. As the developer, we do not have title to the land, the use of which is licensed from the Chinese government for a period of 70 years expiring on April 27, 2073, but we own all the residential units constructed thereon until such units are sold. There are no material mortgages, liens or other encumbrances against the land or residential units. Upon conveyance of title to the residential units to the buyer, the land use rights will be passed to the buyer.

The Second Phase of Dahua Garden development includes 250 homes located on a 267,000 square meter site with community clubhouse, creeks, ponds, and professionally manicured gardens and landscape. We are currently applying with the Beijing municipal and local governmental authorities for all the requisite licenses, permits, and approvals.


                               LEGAL PROCEEDINGS


There are no legal actions pending against Bauer nor are any legal actions contemplated by Bauer.



             MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Market Information
------------------

There is no public trading market for our common stock.

Holders
-------

As of February 1, 2005, there were 110 holders of record for our common shares. We have only one class of stock outstanding.

Stock Options, Warrants and Convertible Securities
--------------------------------------------------

We have not granted any stock options or warrants to purchase shares of our common stock, and we have not issued and do not have any securities outstanding that may be converted into our common shares or have any rights convertible or exchangeable into shares of our common stock.

Dividends
---------

We have not paid any dividends since our incorporation and do not anticipate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to fund the expansion and growth of our business.

Securities Authorized for Issuance under Equity Compensation Plans
------------------------------------------------------------------

We do not have any compensation plan under which equity securities are authorized for issuance.



                             EXECUTIVE COMPENSATION


We have contracted with Beijing Guohong Dahua Economic Research Center, a related party, to provide administrative and management services. Included in those services are the payment of officer salaries and provision of office space and other shared costs and services. We accrued $108,827 and $72,551 for the nine months ended September 30, 2004 and for the year ended December 31, 2003 respectively into short- term loans due to related parties for payment of the services.

Summary Compensation Table
--------------------------


                                     SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
----------------------------------------------------------    ---------------------------------------------------------
                Annual Compensation                                       Awards                          Payouts
----------------------------------------------------------    --------------------------  -----------------------------
                                                                               Securities
Name and                                       Other Annual     Restricted     Underlying
Principal                 Salary     Bonus     Compensation       Stock         Options/       LTIP        All Other
Position          Year      ($)       ($)          ($)           Awards ($)      SARS        Payouts     Compensation
-----------------------------------------------------------------------------------------------------------------------
Yonglin Du,
CEO and           2004    24,145       -	          -	                -	            -	       -             -
President         2003    24,145       -	          -	                -	            -	       -             -

Hua Meng          2004    7,250        -	          -	                -	            -	       -             -
CFO               2003    7,250        -	          -	                -	            -	       -             -
-----------------------------------------------------------------------------------------------------------------------

(i) The annual salaries paid Mr. Du were 200,000 yuan, or approximately $24,145, and Ms. Meng 60,000 yuan, or approximately $7,250, respectively.

Option/SAR Grants
-----------------

We do not currently have a stock option plan. No stock options have been granted or exercised by any of the officers or directors since we were founded.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values
---------------------------------------------------------------------

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plans and Awards
------------------------------------

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors
-------------------------

The members of the Board of Directors are not compensated by us for their service as members of the Board of Directors, but may be reimbursed for reasonable expenses incurred in connection with attendance of meetings of the board of directors. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements
-------------------------------------------------------------------------------

We have not entered employment agreements with our executive officers. There are no compensatory plans or arrangements, including payments to be received from us, with respect to a named executive officer, if such plan or arrangement would result from the resignation, retirement or any other termination of such executive officer's employment with us or form a change-in-control of us or a change in the named executive officer's responsibilities following a change-in-control.



       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners
-----------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 30, 2005, each person who is known by us to own beneficially more than 5% of our outstanding common stock. We have only one class of securities outstanding. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                     Name and Address of         Amount & Nature of
Title of Class         Beneficial Owner          Beneficial Owner        Percent of Class
--------------- ----------------------------  -----------------------  -------------------
Common Stock       Yonglin Du                    1,520,000 shares             7.60%
                   19th Floor, Building C,
                   Tianchuangshiyuan,
                   Huizhongbeili,
                   Beijing, China, 100012
------------------------------------------------------------------------------------------


Security Ownership of Management
--------------------------------

The following table sets forth certain information, as of January 30, 2005, as to each class of our equity securities beneficially owned by all of our directors and nominees, each of the named executive officers, and our directors and executive officers as a group.


                     Name and Address of      Amount & Nature of
Title of Class      Beneficial Owner(1)        Beneficial Owner     Percent of Class
--------------  -------------------------  -----------------------  -----------------
Common Stock        Yonglin Du(2)              1,520,000 shares          7.60%
                    19th Floor, Building C,
                    Tianchuangshiyuan,
                    Huizhongbeili,
                    Beijing, China, 100012

Common Stock        Qinna Zeng (3)              58,000 shares             * (4)
                    #1712, Courtyard 5,
                    Beiyuan Road, Chaoyang District,
                    Beijing

Common Stock        Hua Meng (5)                12,000 shares             *
                    # 8104, Courtyard
                    11, Anning Zhuang,
                    Xisanqi, Haidian District,
                    Beijing

Common Stock        Wang Wulong                  Nil                       Nil
                    c/o Dahua Inc.
                    19th Floor, Building C,
                    Tianchuangshiyuan,
                    Huizhongbeili,
                    Beijing, China, 100012

                    All officers and directors
                    as a group                  1,590,000                7.95%
----------------------------------------------------------------------------------------

  (1) The persons named above do not have any specified rights to acquire, within 60 days of the date of this registration statement any options, warrants or rights and no conversion privileges or other similar obligations exist.

  (2) Yonglin Du is our CEO, President and a director.

  (3) Qinna Zeng is our Corporate Secretary.

  (4) Less than one percent of the total number of shares outstanding.

  (5) Hua Meng is our Chief Financial Officer.

We do not have any securities that are convertible into common stock.

Changes in Control
------------------

There are no arrangements that the management is aware of that may result in changes in control as that term is defined by the provisions of Item 403(c) of Regulation S-B. There are no provisions within our Articles or Bylaws that would delay or prevent a change of control.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with Officers and Directors
----------------------------------------

As a shareholder of Bauer Invest Inc., Yonglin Du, our Chairman of the Board of Directors and Chief Executive Officer received 1,520,000 shares of our common stock as result of our reverse acquisition of Bauer on January 30, 2005. The number of shares Mr. Du received was on pro rata basis, i.e., the number of shares he received is proportionate to the number of shares he owned in Bauer.

Transactions with Promoters
---------------------------

Prior to the reverse merger on January 30, 2005, Comp Hotel International Ltd. ("Comp Hotel") and Waywood Investment Ltd. ("Waywood") collectively owned 100% of capital stock of our predecessor, Norton Industries Corp. On January 30, 2005, Comp Hotel and Waywood entered into a share exchange agreement with Bauer Invest Inc., a British Virgin Islands corporation ("Bauer"), pursuant to which Comp Hotel and Waywood sold all outstanding capital shares, or 5,000,000 shares of common stock of Norton, to Bauer in exchange for $100,000 in cash and 5% of the post-acquisition shares. As a result, Waywood and Comp Hotel received 150,000 and 850,000 shares, respectively, of our common stock. The numbers of shares they received were proportionate to the respective numbers of shares they originally owned in Norton Industries Corp.

Waywood is the sole promoter of our predecessor, Norton Industries Corp. Waywood is a small business consulting firm incorporated in the British Virgin Islands. Jianjun Zhang is the sole shareholder of Waywood. From inception of Norton until the reverse merger of Norton on January 30, 2005, Mr. Zhang was the sole director and executive officer of Norton. On February 26, 2003, Waywood entered into a stock purchase agreement with Comp Hotel International Ltd., a British Virgin Islands corporation ("Comp Hotel"), pursuant to which Comp Hotel acquired 4,250,000 shares, or 85%, of Norton's common stock from Waywood in exchange for $42,500 in cash. Comp Hotel is a travel-related service provider operating in Hong Kong, and is controlled by South Sea Petroleum Holdings Limited, a Hong Kong corporation, whose principal business is the exploration and production of crude oil in Indonesia. Immediately prior to the date of reverse merger between Bauer Invest and Norton Industries Corp., Comp Hotel, owned 85%, and Waywood owned 15%, of Norton's issued and outstanding shares, respectively.

Related Party Loans
-------------------

Set forth below is a chart of all related party loans (lines of credit) extended to us as of September 30, 2004:

           Party                                   Current Loan Balance         Date
----------------------------------------------  ------------------------  ------------------
Dahua Project Management Group                    $       1,574,276         October 2001
Dahua Designation Institute                                 544,136         September 2003
Beijing Dahua Guohong Invest Inc.                           114,873         November 2002
Beijing Guohong Dahua Economic Research Center              353,083         September 2002
Beijing Dahua Farming Co., Ltd                              898,958         December 2001
Beijing Dahua Weiye Invest Inc                              308,911         December 2002
Donghui Du                                                   51,089         December 2001
--------------------------------------------------------------------------------------------
                Total                             $       3,845,326


All the related parties set forth above are parties in which Mr. Yonglin Du, our president and CEO, holds an executive position.

We entered a written loan agreement with Dahua Project Management Group. Please see Exhibit 10. 6 of the Company's registration statement on Form SB-2/A filed on November 14, 2005, Commission File No. 333-122622). All other loans or lines of credit are extended based on verbal agreements. All the loans so borrowed are unsecured. The money we borrow from them bear interest at an annual rate of 6%, then prevailing market rate, repayable within 30 days upon demand by lender.

Transaction with Guohong Dahua Economic Research Center
-------------------------------------------------------

For the past two years, we have contracted with Beijing Guohong Dahua Economic Research Center, a related party, to provide us with administrative and management services. Included in those services are the payment of officer salaries and provision of office space and other shared costs and services. We accrued $108,827 and $72,551 for the nine months ended September 30, 2004 and for the year ended December 31, 2003 respectively into short- term loans due to related parties for payment of the services. The agreements were filed as Exhibits 10.7 and 10.8 of the Company's registration statement on Form SB-2/A filed on March 8, 2006, Commission File No. 333-122622.



Item 3.02    UNREGISTERED SALES OF EQUITY SECURITIES


Pursuant to the Share Exchange Agreement as reported herein, on January 30, 2005, Waywood and Comp Hotel entered into a Share Exchange Agreement with Bauer Invest Inc. for a reverse acquisition. Pursuant to the agreement, Waywood and Comp Hotel sold all of their capital stock, or 5,000,000 shares of common stock, to Bauer for cancellation in exchange for $100,000 in cash and 5%, or 1,000,000 shares of our post-merger common stock. To effectuate the reverse acquisition, we issued 19,000,000 shares of our common shares to 108 shareholders of Bauer in exchange for 100% of shares in Bauer on a pro rata basis, i.e. the number of shares received by each shareholder is proportionate to the number of shares he/she had originally owned in Bauer. All shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended. All share recipients are residents outside of the United States; the transaction took place outside the United States; and no directed selling efforts were made in the United States. We have never utilized an underwriter for an offering of our securities.



Item 4.01.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


As a result of our acquisition of Bauer Invest Inc., we dismissed Stan J. H. Lee, CPA, a member firm of DMHD Hamilton Clark & Co., as our independent public accountant, and engaged Child, Sullivan & Company, the auditors of Bauer, as our certifying accountants. Since September 2004, Bauer has engaged Child, Sullivan & Company as its independent public accountants. The decision to dismiss Stan J.H. Lee, CPA and appoint Child, Sullivan & Company was approved by our whole Board of Directors.

Stan J.H. Lee, CPA served as the independent public accountants of our predecessor, Norton Industries Corp., for the period from March 8, 2002 (inception) to October 2003, when Stan J. H. Lee, CPA became unqualified because he did not register with the Public Company Accounting Oversight Board ("PCAOB") as required by the Sarbanes - Oxley Act of 2002 (the "Act"). Pursuant to the Act, accounting firms that are not registered with PCAOB are prohibited from preparing or issuing audit reports on U.S. public companies and from participating in such audits.

During the period as our independent public accountant, Stan J. H. Lee, CPA, issued a report for the period from March 8, 2002 (date of inception) to December 31, 2002. Stan J. H. Lee's report did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except that the report of Stan J. H. Lee for such period indicated conditions which raised substantial doubt about our ability to continue as a going concern.

During the period from March 8, 2002, to October 2003, there were no disagreements between us and Stan J.H. Lee, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Stan J.H. Lee, CPA would have caused Stan J.H. Lee, CPA to make reference to the matter of the disagreement(s) in connection with its reports. In addition, during the period from March 8, 2002 to October 2003, there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

At no time prior to January 30, 2005, did we (or anyone on behalf of us) consult with Child, Sullivan & Company on matters regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was the subject of a disagreement with Stan J.H. Lee, CPA or a reportable event, as defined in Item 304(a)(2) of Regulation S-B.



Item 5.01   CHANGES IN CONTROL OF REGISTRANT


As explained more fully in Item 2.01, in connection with the Share Exchange Agreement, the Company issued 19,000,000 shares of its common stock to the Bauer shareholders in exchange for the transfer of 100% of the outstanding shares of Bauer's capital stock by the Bauer shareholders to the Company, and issued 1,000,000 shares of its common stock to the current Norton Shareholders. Thus, at the closing of the Share Exchange, the Bauer shareholders owned 19,000,000 common stock of the Company, and the current Norton stockholders owned 1,000,000 shares of the Company's post-acquisition common stock.

As such, immediately following the Share Exchange transactions, the Bauer shareholders held approximately 95.0% of the total combined voting power of all classes of the Company's outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the closing of the Share Exchange, and as explained more fully in Item 2.01 above under the section titled "Management" and in Item 5.02 of the Current Report on Form 8-K that is being filed concurrently with this Form 8-K, effective on January 30, 2005, Jianjun Zhang resigned as President, Secretary and Treasurer, and the sole Director of the Company. Further, effective January 30, 2005, Yonglin Du and Wulong Wang (the "New Cyber Directors") were appointed as members of the Company's board of directors. Finally, effective January 30, 2005, the New Cyber Directors appointed Yonglin Du as the Chief Executive Officer and President of the Company, and they appointed Hua Meng as the Chief Financial Officer, and Qinna Zeng as Secretary of the Company.



Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS


In connection with the acquisition, on January 30, 2005, Mr. Jianjun Zhang, the Registrant's sole executive officer and director resigned. New directors and officers were elected and appointed. The following table sets forth certain information regarding the executive officers and directors of the Registrant as of the date of this report.

Directors and Executive Officers
--------------------------------

Each of our directors is elected by the shareholders to a term of one year and serves until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. The board of directors has no nominating or compensation committees.

As of February 1, 2005, the name, address, age and position of our officers and directors are as set forth below:

    Name           Age                      Position Held
-------------    ------  -------------------------------------------------------
Du Yonglin         62     President, Chief Executive Officer and Director
Wang Wulong        64     Director
Meng Hua           28     Chief Financial Officer
Zeng Qinna         26     Secretary

The following is a brief description of business experience of each of our directors and executive officers during the past five years.

Mr. Yonglin Du has been our Chairman, Chief Executive Officer and President since January 30, 2005. From 1982 to 2003, Mr. Du held various positions in China's petroleum and petrochemical industries, including Deputy Director of the Research Institute of Daqing Oilfield, Head of Petroleum and Petrochemical Division of the State Planning Commission, Deputy Director of the Energy Institute of the State Planning Commission, President of Shanghai Petroleum and Natural Gas Company. In 2000, he founded Dahua Project Management Group Co. Ltd. ("Dahua Group"), of which he has been serving as its Chairman of the Board of Directors and Chief Executive Officer. Dahua Group is a Beijing Municipal Government licensed construction project supervising business entity located in Beijing, China.

Mr. Wulong Wang has been our Director since January 30, 2005. A graduate of Beijing Post and Telecommunication University, Mr. Wang is a senior engineer and China's registered Consulting Engineer. He joined China's State Planning Commission in 1979, and served as its Deputy Chief of Investment Bureau from 1988 to 1992, Chief of Key Construction Bureau from 1992 to 1994, Chief of Investment Bureau from 1994 to 1995. From 1995 to 2002, Mr. Wang served as the President of China International Engineering Consulting Co. Limited, and from 2002 to the present as a member of the Expert Committee of China Engineering Consulting Co. Limited, as well as a member of the Economic Commission of Chinese National People's Political Consultative Conference.

Ms. Hua Meng has been our Chief Financial Officer since January 30, 2005. She graduated from the Central University of Finance and Economics of China in July 2003 with a master degree in accounting. Ms. Meng is a Certified Public Accountant in China. From July 1999 to May 2000, she was employed at Beijing Baisheng Light Industry Development Co. Ltd. as an accountant. From July 2003 to the present, Ms. Meng has also been chief financial officer of Dahua
Project Management Group Co., Ltd., a Beijing Municipal Government licensed construction project supervising business entity in Beijing, China.

Ms. Qinna Zeng has been our Corporate Secretary since January 30, 2005. She graduated from the Central University of Finance and Economics in China in July 2003 with a master degree in finance. From July 1999 to August 2000, Ms. Zeng worked for the Lichuan Branch of People's Bank of China as a statistician. From July 2003 to the present, Ms. Zeng has also been corporate secretary of Dahua Project Management Group Co. Ltd., a Beijing Municipal Government licensed construction project supervising business entity in Beijing, China.

None of our directors and officers has ever held any position in a reporting company.

Significant Employees
---------------------

There are no significant employees other than our executive officers.

Family Relationships
--------------------

There are no family relationships among directors or officers.

Involvement in Certain Legal Proceedings
----------------------------------------

During the past five years, none of our officers, directors, promoters or control persons has had any involvement in any of the following events:

  1. Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

  3. Being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or

  4. Being found by a court of competent jurisdiction, in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.



Item 8.01   OTHER EVENTS


As a consequence of the reverse acquisition as described in Items 2.01 and 5.01 of this Report, the Company relocated its offices to 19th floor, Building C, Tianchuangshiyuan, Huizhongbeili, Chaoyang District, Beijing, China, 100012, and its telephone number at this address is (86)(10)6480-1527.

Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Bauer becomes the successor issuer to Norton Industries Corp. for reporting purposes under the Securities Exchange Act of 1934 and elects to reports under the Act effective as of the date of this report.



Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS


(a)  Financial statements of business acquired.

     Audited Financial Statements of Bauer Invest, Inc. for the Nine Months Ended September 30, 2004, the Year Ended December 31, 2003, and for the Period from September 24, 2001 (inception) to December 31, 2002

(b) Pro forma financial information for the Nine Months Ended September 30, 2004 and for the year ended December 31, 2003

(c)  Exhibits

     2.1. Share Exchange Agreement among Bauer Invest, Inc., Comp Hotel International Ltd. and Waywood Investment Ltd. dated January 30, 2005 (Incorporated by reference to Current Report on Form 8-K filed on February 1, 2005, Commission File No. 0-49852).

     16.1 Letter from Stan J. H. Lee, CPA (Incorporated by reference to Current Report on Form 8-K filed on February 1, 2005, Commission File No. 0-49852).










(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED





                                Bauer Invest, Inc.

                         Consolidated Financial Statements
                     For the Nine Months Ended September 30, 2004,
                      the Year Ended December 31, 2003, and for
                    the Period from September 24, 2001 (inception)
                              to December 31, 2002




               Report of Independent Registered Public Accounting Firm



To The Stockholders
Bauer Invest, Inc.

We have audited the accompanying consolidated balance sheets of Bauer Invest, Inc. as of September 30, 2004, and as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in equity, and cash flows for the nine months ended September 30, 2004, the year ended December 31, 2003, and the period from September 24, 2001 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bauer Invest, Inc. as of September 30, 2004, and as of December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Since our previous report dated December 5, 2004, as described in note 9, certain amounts related to the accounting for the purchase of a subsidiary and the accounting for construction interest have been reevaluated by the Company. However, the Company has restated the financial statements to reflect these amounts.


/s/ Child, Sullivan & Company
------------------------------
Child, Sullivan & Company
Salt Lake City, Utah
March 23, 2005





                                                 F-1





                                             BAUER INVEST, INC.

                                       CONSOLIDATED BALANCE SHEETS
                                                 RESTATED


                                                                     September 30,              December 31,
                                                                        2004                2003            2002
                                                              ------------------      ----------------  --------------

                                    ASSETS
Current Assets:
 Cash and cash equivalents.............................       $          570,932      $       104,699    $       20,484
 Inventory.............................................                7,677,762            5,012,705         1,929,117
 Loans receivable (note 4).............................                   56,943               79,791            90,662
                                                              ------------------      ---------------    --------------
    Total current assets...............................                8,305,637            5,197,195         2,040,263

Property, Plant, & Equipment:
 Computer equipment....................................                    3,450                2,813             1,790
 Office equipment......................................                   43,464               41,916             8,554
 Telephones............................................                    1,026                1,026             1,026
 Vehicles..............................................                   11,498               11,498                 -
                                                              -------------------     ----------------   --------------
   Total Property, Plant, & Equipment..................                   59,438               57,253            11,370
   Less: Accumulated depreciation......................                 (17,541)             (10,680)           (1,965)
                                                              -------------------     ----------------   --------------
   Net Fixed Assets....................................                   41,897               46,573             9,405
                                                              -------------------     ----------------   --------------
Total Assets...........................................        $       8,347,534      $     5,243,768    $    2,049,668
                                                              ===================     ================   ==============


                    LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities:
 Accounts payable.....................................         $          25,393       $      208,706    $      471,584
 Customer deposits....................................                 3,749,038               65,296                 -
 Short-term loans (note 5)............................                    34,134               34,134           183,009
 Short-term loans - related parties (note 6)..........                 3,845,326            3,962,099           352,026
 Accrued interest - short-term loans, related parties (note 6)            98,161               98,161                 -
 Other accruals.......................................                     4,215                9,247             3,643
                                                               -----------------      ----------------   ---------------
   Total Current Liabilities..........................                 7,756,267            4,377,643         1,010,262

Minority interest in subsidiary.......................                   118,253              173,225           207,881

Stockholders' Equity:
  Common stock:  par value $1.00; 50,000 shares authorized;
    1 share issued and outstanding....................                         1                    1                 1
  Additional paid-in capital..........................                   967,351              967,351           967,351
  Accumulated deficit.................................                 (494,338)            (274,452)         (135,827)
                                                               -----------------     -----------------  ---------------
  Total stockholders' equity..........................                   473,014              692,900           831,525
                                                               -----------------     -----------------  ---------------
Total Liabilities and Equity..........................          $      8,347,534     $      5,243,768   $     2,049,668
                                                               =================     =================  ===============




                 See accompanying notes to consolidated financial statements





                                                          F-2






                                                    BAUER INVEST INC.

                                         CONSOLODATED STATEMENTS OF OPERATIONS
                                                        RESTATED




                                                                                                        September 24,
                                                               Nine Months                            2001 (inception)
                                                                  Ended            Year Ended            through
                                                              September 30,       December 31,         December 31,
                                                                  2004               2003                  2002
                                                      ---------------------   --------------------   ------------------
Revenue
 Sales revenues..................................      $                -      $               -      $             -
 Cost of goods sold..............................                       -                      -                    -
                                                       ------------------      ------------------     ----------------
 Gross profit (loss).............................                       -                      -                    -

Expenses:
 Advertising.....................................                  63,992                 28,665                  266
 Depreciation....................................                   6,861                  8,715                1,965
 Office supplies.................................                   9,801                 10,481               15,695
 Payroll expense.................................                  87,121                 58,193               17,934
 Legal fees................ .....................                  18,138                      -                    -
 Utilities.......................................                  23,167                  9,629                2,552
 Meals, travels, & entertainment.................                  11,398                 17,313               49,768
 Telephone.......................................                   5,718                  7,399                4,565
 Automobile......................................                  11,185                  8,590                4,646
 Taxes...........................................                  17,570                  1,507                    -
 Other general and administrative................                  15,070                 16,677               72,562
                                                         ----------------       -----------------     ---------------
Total Expenses...................................                 270,021                167,169              169,953
                                                         ----------------       -----------------     ---------------

Net loss from operations.........................               (270,021)              (167,169)            (169,953)

Other Income (expense)
 Other expense...................................                 (7,823)                (6,776)                 (58)
 Interest income.................................                   2,624                    664                 227
 Other income....................................                     362                      -                   -
                                                       ------------------       -----------------   -----------------
Total other Income (expense).....................                 (4,837)                (6,112)                 169
                                                       ------------------       -----------------   -----------------

Net loss before income taxes.....................               (274,858)              (173,281)           (169,784)
Provision for income taxes.......................                       -                      -                   -
                                                       ------------------       -----------------   ----------------

Net loss before minority interest................               (274,858)              (173,281)           (169,784)
Minority interest share in loss..................                  54,972                 34,656             33,957
                                                      -------------------      -----------------   -----------------

Net Loss.........................................     $         (219,886)       $      (138,625)    $      (135,827)
                                                      ===================      =================    ================

Basic and diluted loss per share.................     $         (219,886)       $      (138,625)    $      (135,827)
                                                      ===================       ================    ================

asic and diluted shares outstanding.............                       1                      1                   1
                                                      ===================       ================    ================




                     See accompanying notes to consolidated financial statements




                                                    F-3









                                        BAUER INVEST INC.

                         CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
                  FROM SEPTEMBER 24, 2001 (INCEPTION) TO SEPTEMBER 30, 2004
                                            RESTATED



                                     Minority           Common             Common         Paid-in      Accumulated    Total
                                     Interest           Shares             Stock          Capital        Deficit      Equity
                                 ----------------  ----------------- ---------------  --------------- -------------- ----------
Balance September 24, 2001        $             -            -        $           -   $    1,209,190    $         - $  1,209,190

Recapitalization due to
  reverse merger                          241,838            1                    1        (241,839)              -     (241,838)

Net loss                                 (33,957)            -                    -                -       (135,827)    (135,827)
                                  ----------------  -----------------  ---------------  --------------  ------------ ------------
Balance December 31, 2002                 207,881            1                    1          967,351       (135,827)      831,525

Net loss                                 (34,656)            -                    -                -       (138,625)    (138,625)
                                  ----------------  ----------------   ---------------  --------------  -------------- ----------
Balance, December 31, 2003                173,225            1                    1          967,351       (274,452)      692,900

Net loss                                 (54,972)            -                    -                -       (219,886)    (219,886)
                                  ----------------  ----------------   ---------------  -------------   -------------- ----------
Balance, September 30, 2004       $       118,253            1         $          1    $     967,351   $   (494,338)   $  473,014
                                  ================  ================   ===============  ==============   ============= ==========




                             See accompanying notes to consolidated financial statements



                                                        F-4








                                                BAUER INVEST INC.

                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    RESTATED



                                                                                                     September 24,
                                                                   Nine Months                    2001 (inception)
                                                                      Ended         Year Ended         through
                                                                   September 30,    December 31,      December 31,
                                                                       2004            2003              2002
                                                               ------------------  ---------------- -----------------
Cash flows from operating activities:
 Net loss.............................................         $       (219,886)   $     (138,625)   $      (135,827)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operations:
   Depreciation.......................................                     6,861             8,715              1,965
   Minority interest..................................                  (54,972)          (34,656)           (33,957)
   Changes in operating assets and liabilities:
    Inventory.........................................               (2,665,057)       (3,083,588)        (1,929,117)
    Accounts payable..................................                 (183,313)         (262,878)            471,584
    Customer deposits.................................                 3,683,742            65,296                  -
    Accrued interest..................................                         -            98,161                  -
    Other accruals....................................                   (5,032)             5,604              3,643
                                                                -----------------  ---------------- -----------------
 Cash provided by (used in) operating activities......                   562,343       (3,341,971)        (1,621,709)

Cash flows from investing activities:
 Net repayments received from (advances made on)
  short-term loans receivable.........................                    22,848            10,871           (90,662)
 Purchase of property, plant, & equipment.............                   (2,185)          (45,883)           (11,370)
                                                                -----------------  ---------------- -----------------
 Cash provided by (used in) investing activities......                    20,663          (35,012)          (102,032)

Cash flows from financing activities
 Proceeds from short-term loans payable...............                         -                 -            183,009
 Payments on short-term loans payable.................                         -         (148,875)                  -
 Proceeds from short-term loans payable - related parties                      -         3,610,073            352,026
 Payments on short-term loans payable - related parties                (116,773)                 -                  -
 Contributed capital..................................                         -                 -          1,209,190
                                                                 ----------------  ----------------  ----------------
 Cash provided by (used in)financing activities.......                 (116,773)         3,461,198          1,744,225
                                                                -----------------  ----------------  ----------------

Net increase in cash and cash equivalents.............                   466,233            84,215             20,484

Cash and cash equivalents at the beginning of the period                 104,699            20,484                  -
                                                                -----------------  ----------------  ----------------
Cash and cash equivalents at the end of the period....           $       570,932    $      104,699    $        20,484
                                                                =================  ================  ================

Supplemental disclosures of cash flow information:

Interest paid in cash.................................           $              -   $             -   $             -
                                                                -----------------  ----------------  -----------------
Income taxes paid in cash.............................           $              -   $             -   $              -
                                                                -----------------  ----------------  -----------------






                         See accompanying notes to consolidated financial statements




                                                   F-5





                                 BAUER INVEST INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  SEPTEMBER 30, 2004 AND DECEMBER31, 2003 AND 2002



1.   Nature of operations

Bauer Invest, Inc. ("Bauer") was incorporated on December 10, 2003, under the laws of the Territory of the British Virgin Islands ("BVI"), and has no operations other than the acquisition of 80% of Beijing Dahua Real Estate Development, Ltd. ("Beijing Dahua") on May 25, 2004. Beijing Dahua was incorporated on September 24, 2001, under the laws of the People's Republic of China ("PRC"). In the PRC, Ltd, or Limited, is equivalent to Inc, or Incorporated, in the United States ("US"). Bauer and Beijing Dahua together are hereafter referred to as the "Company".

The Company engages in the development of real estate and the sale of commodity housing. The Company also provides management for its housing, information consulting, and sales of building, electrical, and decorating materials. The Company has been in the process of acquiring and developing land and housing for sale, and is now prepared for sales of those items to begin.

2.   Basis of Presentation

The acquisition of Beijing Dahua by Bauer was accounted for as a reverse acquisition because the controlling owners of Beijing Dahua became the controlling owners of Bauer. Consequently, these financial statements are essentially those of Beijing Dahua, adjusted to show the capital structure of Bauer. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America
("US GAAP"). This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

3.   Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company's business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits held by banks.


                                    F-6


Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable. The Company had no trade accounts receivable during the audit periods presented.

Inventories

Inventories consist primarily of land acquisition and development costs, engineering, infrastructure, capitalized interest, and construction costs. The inventories are valued at cost based on the level of completion using the weighted-average method. No provision for potential obsolete inventory has been made.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost less accumulated depreciation, which is computed using the straight-line method over the useful lives of the assets. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Property and equipment are depreciated over their estimated useful lives as follows:

     Computer equipment      3 years
     Office equipment        7 years
     Vehicles                7 years

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.



                                      F-7



Revenue Recognition

The Company recognizes revenue on the sale of a house when the consummation of a sale is evidenced by: 1) a contractual arrangement that is binding to both parties; 2) the exchange of all consideration (i.e. the seller has transferred to the buyer the usual risks and rewards of ownership and the buyer has made payment in full to the seller); 3) the arrangement of all permanent financing for which the seller is responsible and; 4) the performance of all conditions precedent to closing. No revenue is recognized when the Company's receivable is subject to future subordination, as is the case when the Company guarantees a bank loan for the period prior to the certification of title transfer.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense amounted to $63,992, $28,665 and $266 for the nine months ended September 30, 2004, the year ended December 31, 2003 and the period from September 24, 2001 (inception) to December 31, 2002, respectively.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in United States ("US") dollars. The functional currency is the Yuan Renminbi ("RMB"). The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rate for RMB to US dollars has varied by only 100ths during 2004, 2003, and 2002. Thus, the consistent exchange rate used has been 8.27 RMB per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.




                                 F-8

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. Nearly all differences in tax bases and financial statement carrying values are permanent differences. Therefore, the Company has recorded no deferred tax assets or liabilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted LPS is calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive securities, such as stock options and warrants. The numerators and denominators used in the computations of basic and diluted LPS are presented in the following table:



                                    F-9


Loss Per Share
--------------


                                                                                          Period from
                                                                                          September 24,
                                                      Nine Months                        2001 (inception)
                                                         Ended            Year Ended        through
                                                      September 30,      December 31,     December 31,
                                                          2004               2003             2002
                                                 -------------------  -----------------  ----------------
NUMERATOR FOR BASIC AND DILUTED LPS
  Net loss to common stockholders                $         (219,886)  $       (138,625)   $     (135,827)
                                                 ===================  =================   ===============

DENOMINATORS FOR BASIC AND DILUTED LPS
  Weighted average shares of
   common stock outstanding                                       1                  1                  1
                                                 -------------------  -----------------   ---------------

  Add: dilutive equity securities outstanding                     -                  -                  -
                                                 -------------------  -----------------   ---------------

  Denominator for diluted LPS                                     1                  1                  1
                                                 -------------------  -----------------  ----------------

 LPS-Basic                                        $        (219,886)  $       (138,625)  $      (135,827)
                                                 -------------------  -----------------  ----------------
 LPS-Diluted                                      $        (219,886)  $       (138,625)  $      (135,827)
                                                 -------------------  -----------------  ----------------


The Company had no potentially dilutive securities outstanding at September 30, 2004 and December 31, 2003 and 2002.

4.   Loans Receivable

The Company is owed $56,943, $79,791, and $90,662 at September 30, 2004 and December 31, 2003 and 2002, respectively. The advances are non-interest bearing and due on demand. Interest has not been imputed due to its minimal amount.

5.   Short-term Loans

Notes payable had balances of $34,134 at September 30, 2004 and December 31, 2003, and $183,009 at December 31, 2002. The notes are non-interest bearing and due on demand. Interest has not been imputed due to its minimal amount.

6.   Related Party Transactions

Notes payable to related parties had balances of $3,943,487, $4,060,260, and $352,026 (including accrued interest) at September 30, 2004 and December 31, 2003 and 2002, respectively. The notes carry an annual interest rate of 6 percent and are due on demand. Interest accrued on the loans was $0 for the period ended December 31, 2002, $98,161 for the year ended December 31, 2003 and $0 for the nine months ended September 30, 2004. The entire interest amounts were capitalized as costs of construction.



                                  F-10


7.   Income Taxes

The Company is currently not subject to income taxes according to applicable tax laws in the PRC.

8.   Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management feels the chances of such an obligation arising are remote.

9.   Restatement of Previously Issued Financial Statements

The previously issued financial statements of Beijing Dahua incorrectly reported construction interest in the amount of $98,161 as a period expense rather than as a capitalized cost of construction during the year ended December 31, 2003. These financial statements have been restated accordingly, resulting in a decrease in net loss from $271,442 to $173,281 for the year ended December 31, 2003.

On May 24, 2004, Bauer acquired 80% of the ownership interest in Beijing Dahua in exchange for 100% of the common stock of Bauer. This transaction meets the definition of a transfer between entities under common control, and is therefore accounted for as a recapitalization of Beijing Dahua with the historical financial statements of Beijing Dahua becoming those of Bauer. Previously issued financial statements of Bauer incorrectly applied purchase accounting to the transaction and included the operations of Beijing Dahua only from the date of acquisition forward. These financial statements have been restated to show the financial position and operations of Beijing Dahua retroactively recapitalized to the beginning of the first period presented. Because Bauer acquired only 80% of Beijing Dahua, the net loss of Beijing Dahua is reduced by the minority interest in the loss for each period. The restatement resulted in a reduction in net loss of: $33,957 from $169,784 to $135,827 for the period from inception to December 31, 2002; $34,656 from $173,281 to $138,625 for the year ended December 31, 2003; and $54,972 from $274,858 to $219,886 for the nine months ended September 30, 2004.



                                       F-11



(b)    PRO FORMA FINANCIAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30,
               2004 AND FOR THE YEAR ENDED DECEMBER 31, 2003



       INTRODUCTION TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)


On January 30, 2005, Comp Hotel International Ltd. and Waywood Investment Ltd. ("Selling Stockholders"), who collectively owned 100% of capital stock of Norton Industries Corp. (the "Registrant" or the "Company"), entered into a Share Exchange Agreement with Bauer Invest Inc., a British Virgin Islands corporation ("Bauer"), pursuant to which the Selling Stockholders sold all outstanding capital shares, or 5,000,000 shares of common stock of the Registrant, owned by Selling Shareholders, to Bauer for cancellation in exchange for $100,000 in cash and five percent (5%) of the capital shares issued and outstanding after the acquisition ("Post-Acquisition Shares"). This transaction was accounted for as a reverse acquisition, as the post acquisition owners and control persons of Dahua are substantially the same as the pre-acquisition owners and control persons of Bauer and the $100,000 paid to purchase and cancel the previous shares was treated as an adjustment to paid-in capital.

Concurrently to effectuate the reverse acquisition, the Company issued 19,000,000 shares of its common shares to 108 shareholders of Bauer in exchange for 100% of shares in Bauer on a pro rata basis, i.e. the number of shares received by each shareholder is proportionate to the number of shares he/she had originally owned in Bauer. All shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended. Following the transaction, on February 7, 2005, the name of the Company was changed to Dahua Inc.

Prior to the acquisition, the Company was a blank check company seeking to complete a merger or business acquisition, and had virtually conducted no business. Bauer is a holding company, which conducts its business through its 80% owned subsidiary Beijing Dahua Real Estate Development, Ltd., an operating company organized in the People's Republic of China ("Dahua Real Estate"). As a result of the reverse acquisition, Bauer became our wholly owned subsidiary, and the shareholders of Bauer became our controlling shareholders. This transaction was accounted for as a recapitalization, rather than a business combination. Under accounting principles generally accepted in the United States of America, after completion of this transaction, the Company files prior historical financial information of Bauer and its subsidiaries for the years prior to the acquisition on a stand-alone basis. The continuing operations of the Company will reflect the consolidated operations of Dahua and its subsidiaries.

Bauer was incorporated on December 10, 2003, under the laws of the British Virgin Islands. On May 25, 2004, the shareholders of Dahua Project Management Group Co. Ltd. ("Dahua Group") transferred to Bauer 80% of the capital stock of Dahua Real Estate in exchange for all the capital stock of Bauer. Dahua Group is a Beijing Municipal Government licensed construction project supervising



                                  F-12


business entity in Beijing, China. This transaction was accounted for as a recapitalization of Dahua Real Estate, rather than a business combination. Before the stock transfer, the shareholders of Dahua Group owned 80% of capital stock of Dahua Real Estate, and Beijing Dahua Bidding Agency owned the remaining 20%. Beijing Dahua Bidding Agency is a Chinese corporation servicing construction companies in biddings for major construction projects. After the transfer, the shareholders of Bauer replaced the shareholders of Dahua Group as holder of 80% of the capital stock of Dahua Real Estate, while Beijing Dahua Bidding Agency still owns the remaining 20%. Both Bauer and Dahua Group were owned by the same group of shareholders in the same proportions prior to the acquisition by Norton.

Prior to the acquisition, other than owning 80% of Dahua Real Estate's capital stock, Bauer had no operations. Dahua Real Estate was incorporated in China on September 24, 2001, to engage in the development, construction, and sale of luxury single-family housing units. Both Norton and Bauer were non-operating shell companies and incurred minimal costs to acquire Bauer or Dahua Real Estate, and therefore there was no need for adjustments for any costs incurred by Norton or Bauer to be "pushed down" in the accounts of Norton, Bauer or Dahua Real Estate. Dahua Real Estate did not incur any other costs which were required to be "pushed down" for the completion of the transaction.

Pro forma adjustments on the balance sheet consist of entries to indicate the $100,000 payment to previous owners of Dahua, Inc. as a return of capital and to show the recapitalization of Bauer Invest Inc. as Dahua, Inc. as a result of the reverse acquisition transaction.

Pro forma adjustments on the statements of operations consist of the elimination of non-recurring expenses of Dahua, Inc., as a recapitalization substitutes the historical financial statements of the subsidiary in place of those of the parent.


                                        F-13




                                PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)






                                           Norton Industries Corp.  Bauer Invest Inc.               Pro Forma
                                                September 30,        September 30,    Pro Forma    September 30,
                                                   2004                  2004         Adjustment       2004
                                            --------------------  --------------  --------------  --------------
                        ASSETS
Current Assets:
 Cash and cash equivalents............        $             -           570,932       (100,000)         470,932
 Inventory............................                      -         7,677,762               -       7,677,762
 Loans receivable.....................                      -            56,943               -          56,943
                                              ---------------    --------------   -------------   -------------
    Total current assets..............                      -         8,305,637       (100,000)       8,205,637

Net fixed assets......................                      -            41,897               -          41,897
                                              ---------------    --------------   -------------   -------------
Total Assets..........................        $             -         8,347,534       (100,000)       8,247,534
                                              ===============    ==============   =============   =============


                    LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities:
 Customer deposits....................        $             -        3,749,038               -        3,749,038
 Short-term loans - related parties...                      -        3,845,326               -        3,845,326
 Other current liabilities............                      -          161,903               -          161,903
                                              ---------------    -------------   --------------   -------------
   Total Current Liabilities..........                      -        7,756,267               -        7,756,267

Minority interest in subsidiary.......                      -          118,253               -          118,253

Stockholders' Equity:
  Common stock:  par value $0.001.00;
   80,000,000 shares authorized; and 20,000,000
   shares issued and outstanding.....                     500                1           1,499            2,000
  Additional paid-in capital.........                   8,900          967,351        (110,899)         865,352
  Accumulated deficit................                 (9,400)        (494,338)            9,400       (494,338)
                                              ---------------   --------------  ---------------   -------------
  Total stockholders' equity.........                       -          473,014        (100,000)         373,014
                                             ----------------   --------------  ---------------   -------------
Total Liabilities and Equity.........        $              -        8,347,534        (100,000)       8,247,534
                                             ================   ==============  ===============   =============



                                                        F-14



                                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                   (UNAUDITED)





                                        Norton Industries Corp. Bauer Invest Inc.                 Pro Forma
                                             Nine Months          Nine Months                   Nine Months
                                                Ended               Ended                           Ended
                                           September 30,         September 30,     Pro Forma   September 30,
                                               2004                  2004          Adjustment       2004
                                         -------------------  ----------------  ------------- -------------
Revenue
 Sales revenues..................       $                -                  -               -             -
 Cost of goods sold..............                        -                  -               -             -
                                        ------------------     ---------------    ------------  -----------
 Gross profit (loss).............                        -                  -               -             -

Expenses:
 Advertising.....................                        -             63,992               -        63,992
 Depreciation....................                        -              6,861               -         6,861
 Payroll expense.................                        -             87,121               -        87,121
 Other general and administrative                      750            119,870            (750)      119,870
                                        ------------------     ---------------    ------------  ------------
Total Expenses...................                      750            277,844            (750)      277,844
                                        ------------------     ---------------    ------------  ------------

Net loss from operations.........                    (750)          (277,844)              750    (277,844)

Other Income (expense)
 Other income....................                        -              2,986                -        2,986
                                       -------------------     ---------------    ------------  ------------
Total other Income (expense).....                        -              2,986                -        2,986
                                       -------------------     ---------------    ------------- ------------

Net loss before income taxes and
  minority interest...............                   (750)           (274,858)             750    (274,858)
Provision for income taxes........                       -                  -                -            -
                                       -------------------     ---------------    ------------- -----------

Net loss before minority interest.                   (750)           (274,858)             750    (274,858)
Minority interest in subsidiary loss                     -              54,972               -       54,972
                                       -------------------    ----------------    ------------- -----------

Net Loss..........................      $            (750)           (219,886)             750    (219,886)
                                       ===================    ================    ============= ===========

Basic and diluted loss per share..      $                                                            (0.01)
                                                                                                ===========

asic and diluted shares outstanding                                                              20,000,000
                                                                                                ===========




                                                  F-15



                                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                   (UNAUDITED)




                                       Norton Industries Corp.  Bauer Invest Inc.               Pro Forma
                                           Year Ended             Year Ended                   Year Ended
                                           December 31,           December 31,     Pro Forma    December 31,
                                               2003                  2003          Adjustment     2003
                                         -------------------  ----------------  ------------- -------------
Revenue
 Sales revenues..................       $                -                  -               -             -
 Cost of goods sold..............                        -                  -               -             -
                                        ------------------     ---------------    ------------  -----------
 Gross profit (loss).............                        -                  -               -             -

Expenses:
 Advertising.....................                        -             28,665               -        28,665
 Depreciation....................                        -              8,715               -         8,715
 Payroll expense.................                        -             58,193               -        58,193
 Other general and administrative                    2,800             78,372         (2,800)        78,372
                                        ------------------     ---------------    ------------  ------------
Total Expenses...................                    2,800            173,945         (2,800)       173,945
                                        ------------------     ---------------    ------------  ------------

Net loss from operations.........                  (2,800)          (173,945)           2,800     (173,945)

Other Income (expense)
 Other income....................                        -                664                -          664
                                       -------------------     ---------------    ------------  ------------
Total other Income (expense).....                        -                664                -          664
                                       -------------------     ---------------    ------------- ------------

Net loss before income taxes and
  minority interest...............                 (2,800)          (173,281)          (2,800)    (173,281)
Provision for income taxes........                       -                  -                -            -
                                       -------------------     ---------------    ------------- -----------

Net loss before minority interest.                 (2,800)          (173,281)            2,800    (173,281)
Minority interest in subsidiary loss                     -             34,656                -       34,656
                                       -------------------    ----------------    ------------- -----------

Net Loss..........................      $          (2,800)          (138,625)            2,800    (138,625)
                                       ===================    ================    ============= ===========

Basic and diluted loss per share..      $                                                            (0.01)
                                                                                                ===========

asic and diluted shares outstanding                                                              20,000,000
                                                                                                ===========



                                                 F-16





                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





DAHUA INC.



By: /s/ Yonglin Du
-----------------------------
Yonglin Du, President and CEO


Date:  September 8, 2006